                                                                   Exhibit 3.212

ARTICLES OF INCORPORATION - NORTH DAKOTA BUSINESS
OR FARMING CORPORATION
NORTH DAKOTA SECRETARY OF STATE
SFN 16812 (6-89)
SEE PAGE 4 FOR FILING AND MAILING INSTRUCTIONS

                                                           FILE NO.__________

      We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation organized under North Dakota Business Corporation Act, adopt the following Articles of Incorporation for such
Corporation:

Article 1.  The name of said Corporation shall be:  EmCare of North Dakota, Inc.

Article 2.  The period of its duration is perpetual, OR _______________

Article 3. The purpose for which the Corporation is organized are general business purposes, OR:

Article 4.

A. Aggregate number of shares the corporation has authority to issue 1,000

B. Par value per share authorized by corporation $0.01

C. If shares are divided into classes, they are identified as follows: CLASS NO. OF SHARES PAR VALUE PER SHARE

Article 5.

A. Name of Registered Agent National Registered Agents, Inc.

B. Social Security or Federal ID # of Registered Agent 13-3837683

C. Address of Registered Office       City            State         Zip Code
   220 North Fourth Street            Bismarck        ND            58501

D. Address of Executive Office        City            State         Zip Code
   (if different than "C")
   c/o EmCare, Inc.,                  Dallas          TX            75201
   1717 Main Street, #5200

E. The articles of incorporation are accompanied by a signed consent of the registered agent with a filing fee of $10.

Article 6. Other provisions by which this corporation shall be governed: (If none, insert "none")

      See attached Rider.

Article 7. A. The name, social security number, and address of each incorporator:

        NAME                   SOCIAL SECURITY NUMBER              ADDRESS     CITY     STATE      ZIP
William F. Miller, III              ###-##-####                 1717 Main Street, #5200, Dallas, TX 75201

      B. Signatures

      I (We), the above named incorporator(s), have read the foregoing Articles of Incorporation, know the contents, and believe the statements made therein to be true.

      Dated April 9, 1998.

                               /s/William F. Miller, III
                               -------------------------
                               William F. Miller, III

8. FEES:

Filing..................................  $30.00
Consent of Registered Agent.............  $10.00
Minimum License Fee.....................  $50.00
Additional License Fees.................
           (Equal to $10.00 for every additional $10,000 in excess of $50,000)

SEE INSTRUCTIONS ON PAGE 4.

                                    EXHIBIT A

Mandatory Redemption of Shares of Deceased. In the event that a shareholder of the corporation dies or becomes no longer qualified to own shares in the corporation, the corporation shall redeem all of the shares of Common Stock owned by said shareholder for a purchase price of $1.00 per share.

Preemptive Rights. No share shall bear any preemptive right of its shareholder to acquire additional shares.

No Cumulative Voting Rights. The holders of shares of each and every class and series in the corporation shall not be entitled to cumulative voting rights in the election of directors of the corporation, in any and all circumstances.

                                       3